© ACORD Corporation 2016-2018. All rights reserved. Reuse requires written permission. The ACORD name and logos are among the registered trademarks and trademarks of ACORD Corporation in the United States and other countries. Digitization & Value Creation Benefitfocus Investor Day Bill Pieroni ACORD President & CEO New York December 18, 2018 Exhibit 99.2

IT Investment -3σ μ μ 3σ TSR Returns 3σ No measurable correlation Spend less Follow, don’t lead Focus on vulnerabilities Strategic & tactical drivers Single variable vs. enterprise Digitization & Value Creation IT Spend vs. TSR For additional information contact ACORD at memberservices@acord.org.

Methodology & Assessment Classification & Outcomes Implications & Imperatives 100 carriers – $1.7T GWP, 40% of global 7+ years – TSR, Revenue, EBITDA Digital Maturity vs. Performance Digitization & Value Creation Study: Overview For additional information contact ACORD at memberservices@acord.org.

Consumerization Data & Analytics Ecosystem Integration Operational Optimization Capabilities Value Management Models & Option Value Culture Localized Digitization Digital Aspirations Digitized Firm Digitized Competitor Digital Laggard 5 Drive & Optimize: Strategic & Tactical 4 Optimization: Efficiency & Effectiveness Strategy & Resources: Leadership, Intent, Budget 3 Automation: Isolated, Purpose-focused 2 Frozen: Limited Awareness & Execution 1 Digitization & Value Creation Study: Methodology & Assessment For additional information contact ACORD at memberservices@acord.org.

Digitization & Value Creation Study: Classification & Outcomes 8 100 33 36 11 12 Localized Digitization Digital Aspirations Digitized Firm Digitized Competitor Digital Laggard For additional information contact ACORD at memberservices@acord.org.

Digitization & Value Creation Study: Classification & Outcomes, 2010-Q3 2018 Localized Digitization Digital Aspirations Digitized Firm Digitized Competitor Digital Laggard 342 176 155 60 155 219 TSR Nikkei136 S&P131 DAX77 CAC43 FTSE27 Shanghai- Implications & Imperatives Strategy Business Mix Scale & Scope Structure & Spend Leadership 1.6x 0.8x 0.7x 0.3x 0.7x xΔ For additional information contact ACORD at memberservices@acord.org.

Localized Digitization Digital Aspirations Digitized Firm Digitized Competitor Digital Laggard Digitization & Value Creation Study: Implications & Imperatives Emerging Solutions Leverage Value-creating Experience Platform Influence Point For additional information contact ACORD at memberservices@acord.org.

10 20 30 40 50 60 70 80 90 100 110 120 100 20 40 60 80 Radio Phone Electricity Car Microwave TV PC Cell Phone Smart Phone Internet Tablet ~5 4% +20 Digitization & Value Creation Emerging Solutions Leverage: Years vs. Penetration (%) Penetration Years For additional information contact ACORD at memberservices@acord.org.

Digitization & Value Creation Emerging Solutions Leverage: Innovation Diffusion Trigger Peak Decline Leverage Plateau Expectation For additional information contact ACORD at memberservices@acord.org.

Digitization & Value Creation

Emerging Solutions Leverage: Innovation Diffusion

ACORD



Expectation
Complex-Event Processing
Semantic Web
Open SCADA
Cloud-Based Grid Computing
Hybrid Cloud Computing
Cloud Collaboration Services
AI
Social Analytics
Advanced Fraud Detection & Analysis Technologies
Geographic Information Systems for Mapping, Visualization and Analytics
Social Network Analysis
noSQL DBMS
Activity Streams
Context-Enriched Services
IT Service Root Cause Analysis Tools
Content Analytics
Open Government Data
Information Capabilities Framework
Claims Analytics
Cloud Computing
Telematics
Dynamic Data Masking
In-Memory DBMS
Data Scientist
Web Experience Analytics
Video Search
Search-Based Data Discovery
Internet of Things
MapReduce and Alternatives
Predictive Modeling Solutions
High-Performance Message Infrastructure
Database SaaS
In-Memory Analytics
Text Analytics
Information valuation
Internet
Smartphone
Predictive Analytics
Column-Store DBMS
Web Analytics
Speech Recognition
Social Media Monitors
Supply Chain Analytics
Intelligent Electronic Devices
Google Glass
4 GL
Trigger
Peak
Decline
Leverage
Plateau

For additional information contact ACORD at memberservices@acord.org.

Decline Trigger Peak Leverage Plateau Expectation Anticipated & Captured Value Testability Authoritative Adopters Demonstrability Co-opetition Compatibility Homogeneity Digitization & Value Creation Emerging Solutions Leverage: Viability Framework For additional information contact ACORD at memberservices@acord.org.

Digitization & Value Creation

Value-creating Experience: Selected Imperatives


Marketing
Experience
Perceived Value
Potential Customer
Customer

Consumption Patterns	*Passive to engaged*	*<40% Advocates*
Meaningful Differentiation	*Price shopper to inelasticity*	*>60% Price-driven*
Resource Allocation	*Expense to investment*	*~10% CTB*

For additional information contact ACORD at memberservices@acord.org.

Quote Shop Awareness Digitization & Value Creation Value-creating Experience: Digital Journey Potential Customer Customer For additional information contact ACORD at memberservices@acord.org. 1.5x

Digitization & Value Creation Platform Influence Point: Traditional Value Chain Employers Product Market Experience Value creation is relatively fixed and linear Brokers & Agents Insureds Carriers For additional information contact ACORD at memberservices@acord.org.

Digitization & Value Creation Platform Influence Point: Platform Value Chain Product Market Experience Leveraged Growth: Open value-creating new growth paths beyond traditional organic or M&A options Distributed Innovation: Empower participants to learn, co-evolve, and work cooperatively and competitively Capacity & Competency: Enable focus on differentiated advantage while delivering value beyond capabilities of any single participant Value is captured by occupying influence points in networked ecosystems Winning Platforms Value creation increases and is dynamic For additional information contact ACORD at memberservices@acord.org.

Rate of Change Time Market Forces Laggards Digitized Competitors Digitization & Value Creation Selected Imperatives Leverage emerging solutions Deliver a value-creating experience Occupy platform influence point For additional information contact ACORD at memberservices@acord.org.